UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, Bruce C. Kirchhoff, Vice President, General Counsel and Secretary of Royal Gold, Inc. (the “Company”), submitted his resignation effective January 2, 2020.  Mr. Kirchhoff’s decision to resign was not the result of any disagreement with the Company.

Also on October 11, 2019, the Board made the following three appointments, each effective January 2, 2020:

1.     Paul Libner, currently the Company’s Corporate Controller and Treasurer, was appointed Chief Financial Officer and Treasurer.  Mr. Libner, age 46, has over 20 years of experience working in various financial and accounting roles within the mining and financial services industries.  Mr. Libner joined Royal Gold in 2004 and served as Corporate Controller until June 2018.  From June 2018 to present, Mr. Libner served as Corporate Controller and Treasurer.  Mr. Libner began his career with Ernst & Young where he provided audit and business advisory services primarily for the financial services and healthcare industries and later held various finance and accounting roles within the financial services industry.  Mr. Libner holds Bachelor of Science and Masters degrees in Accountancy from the University of Denver.

2.     Randy Shefman, currently the Company’s Associate General Counsel, was appointed Vice President and General Counsel.  Mr. Shefman, age 47, has 20 years of experience advising financiers, investors, lenders, operators and other sponsors in the finance, development and operation of large-scale infrastructure projects in the global mining, oil and gas and power sectors.  Mr. Shefman joined Royal Gold in 2011 and served as Associate General Counsel.  Prior to joining the Company, Mr. Shefman was in private legal practice with regional and international law firms based in Denver and New York, including LeBouef Lamb Greene & MacRae, Holland & Hart and Hogan Lovells.  Mr. Shefman holds a J.D. from the University of Colorado Law School, an LL.M. in Environmental & Natural Resources Law & Policy from the University of Denver Sturm College of Law, and a Bachelor of Arts in History from the University of Michigan.

3.     Mark Isto, currently Vice President Operations, Royal Gold Corporation, was appointed Executive Vice President and Chief Operating Officer, Royal Gold Corporation.  Additional information about Mr. Isto can be found in the Company’s Notice of 2019 Annual Meeting of Stockholders and Proxy Statement filed on October 7, 2019.

Compensation paid to Messrs. Libner, Shefman and Isto will remain unchanged as each continues to serve in his current role until the effective date of appointment.  Mr. Isto’s Employment Agreement, previously filed by the Company on Form 8-K on February 20, 2019, will continue in effect.

There are no other arrangements or understandings between Mr. Libner, Mr. Shefman or Mr. Isto and any other persons pursuant to which such individual was appointed to his respective position as described above.  None of Mr. Libner, Mr. Shefman and Mr. Isto have family relationships with any member of the Board of Directors or any executive officer of the Company, and none have been participants or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Kirchhoff’s resignation and the appointment of Messrs. Libner, Shefman and Isto to new positions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 15, 2019 regarding Senior Management Appointments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: October 15, 2019	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

4